UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 6, 2017 Date of Report (Date of earliest event reported)	333-132456 Commission File Number

SECURITY DEVICES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	71-1050654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

107 Audubon Road, Suite 201 Wakefield, MA 01880
(Address of Principal Executive Offices) (Zip Code)

(905)-582-6402

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ⃞

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Effective as of October 6, 2017, Security Devices International Inc. (the “Company”) amended its Certificate of Incorporation by filing an Amendment to Certificate of Incorporation dated October 6, 2017 (the “Amendment”) with the Delaware Secretary of State.  Article IV of the Certificate of Incorporation was amended to increase the Company’s authorized shares of common stock, par value $0.001, from 100,000,000 shares to 200,000,000 shares.  The number of authorized preferred shares was not changed.  The general effect of the Amendment was to permit the Company to issue additional shares of common stock.  The amended paragraph 4.A reads in its entirely as follows:

4.A     The authorized capital stock of the Corporation shall consist of 200,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value.

The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Certificate of Amendment of the Certificate of Incorporation of the Company filed herewith as Exhibit 3.1.

Item 9.01           Financial Statements and Exhibits

 (a)         Financial Statements of Business Acquired.

Not applicable.

(b)         Pro Forma Financial Information.

Not applicable.

(c)         Shell Company Transaction.

Not applicable.

(d)         Exhibits.

Exhibit 3.1         Certificate of Amendment of the Certificate of Incorporation of the Company dated October 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY DEVICES INTERNATIONAL, INC.

October 18, 2017		/s/ Dean Thrasher
	Name:	Dean Thrasher
	Title:	Chief Executive Officer

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